EXHIBIT 10.2

SUMMARY OF 2008 CASH INCENTIVE AWARDS

The 2008 Awards are based on the following threshold, target and maximum performance goals for fiscal year 2008 and the weighting set forth next to the goals (Cano notes that these goals are part of Cano’s incentive program and do not correspond to any financial or performance guidance that Cano has provided or will provide and should not be considered as statements of Cano’s expectations or estimates):

	Performance Goals
Performance Measure	Threshold	Target	Maximum	Weighting
Company Goals
Production*	1,976 BOEPD	2,470 BOEPD	3,211 BOEPD	35%
Proved Developed Producing Reserves	12,683,000 BOE	14,171,000 BOE	18,422,000 BOE	20%
EBITDA	$17,075,000	$21,344,000	$27,474,200	10%
Finding & Development Costs	$10.50 per BOE	$8.75 per BOE	$6.13 per BOE	10%
Committee Discretionary Award				25%

*Average daily production for fiscal year 2008.

Cano calculates EBITDA as earnings before interest, taxes, depreciation and amortization.

The 2008 Awards potential payout levels for each Named Executive Officer are set forth below:

			2008 Bonus Payout
	Base Salary (1/1/2008)	Target Bonus (% of Salary)	Threshold (50% of Target)	Target	Maximum (150% of Target)
S. Jeffrey Johnson	$509,480	75%	$191,000	$382,000	$573,000
Morris B. “Sam” Smith	$300,000	75%	$112,500	$225,000	$338,000
Patrick McKinney	$250,000	75%	$93,750	$187,500	$281,000
Michael J. Ricketts	$187,000	50%	$47,000	$94,000	$141,000